Exhibit 99

OFG Bancorp Reports 3Q14 Results

SAN JUAN, Puerto Rico, October 23, 2014 – OFG Bancorp (NYSE: OFG) today reported results for the third quarter ended September 30, 2014.

3Q14 Highlights

•         Income available to common shareholders totaled $16.1 million, or $0.34 per share diluted, equal to the year ago quarter.

•         Compared to the second quarter of 2014, net interest income declined $4.2 million, reflecting significantly lower levels of cost recoveries on the former Eurobank portfolio, as such recoveries can vary quarter to quarter.

•         Originated loan balances and yield expanded, mortgage and commercial loan production increased, and non-interest expenses remained level.

•         Demand deposit and savings account balances grew to $3.3 billion from June 30, 2014, while total deposit costs declined 8 basis points.

•         Performance metrics remained high, with net interest margin at a more normalized 5.84%, return on average assets of 1.02%, return on average tangible common stockholders’ equity of 9.78% and an efficiency ratio of 49.30%.

•         Puerto Rico government related loan and investment security balances declined 4.4% from the prior quarter, to $647.7 million at September 30, 2014.

•         Tangible book value per common share increased 0.7%, to $14.82 at September 30, 2014, from June 30, 2014, and book value per common share rose 0.5% to $16.96.

CEO Comment

José Rafael Fernandez, President, Chief Executive Officer, and Vice Chairman, commented:

“OFG has achieved notable success in a tough operating environment. Our third quarter results were solid despite Puerto Rico’s continued economic malaise. For the seventh consecutive quarter since our last acquisition, performance metrics were comparable to top tier SMID cap banks that operate in much more favorable markets. All of this reflects our ability to be highly adaptive, with sound capital management and operating capabilities over the last few years.”

“Loan generation exceeded that of the second quarter. This is despite a steep drop in the overall market, especially in auto and mortgage loans, and it has helped partially to offset our own strategic de-risking efforts and normal runoffs of acquired loans. We also maintained strong pricing and spending discipline, continuing to expand yield on originated loans, lowering the cost of deposits, and controlling operating expenses.”

“At the same time, we continued to build our brand and franchise for consumer friendly, service oriented banking. The results of our initiatives to deploy convenient and technologically advanced solutions are bearing good results. Our Cuenta Libre account, with no constraints on ATM access and advanced mobile features, is attracting 600-700 new customers a month. The total number of customers with mobile access has increased seven-fold over the last year.”

3Q14 Income Statement Highlights

The following compares data for the third quarter 2014 to the second quarter of 2014 unless otherwise noted.

•         Non-covered loan income was approximately level at $87.7 million compared to $88.1 million. Increased income from a higher balance of originated loans offset lower income from the reduction of government loan balances, and scheduled maturities as well as repayment of acquired loans.

•         Covered loan income declined $4.0 million, to $20.9 million from $24.9 million. There were no significant cost recoveries during the quarter, which can vary from quarter to quarter. Balances also declined as these loans continued to be repaid.

•         Investment securities interest income declined  $1.2 million, to $11.8 million, primarily due to higher premium amortization.

•         Total interest expense on deposits declined 16.4%, to $7.7 million from $9.2 million. Cost of deposits fell to 68 bps from 76 bps. OFG’s funding profile continued to improve as lower cost demand and savings deposits rose and higher cost time deposits, many of which were acquired, matured.

•         Total provision for loan and lease losses (excluding acquired loans) increased $1.1 million, to $8.6 million. This was due primarily to an increase in charge off levels on originated auto loans and higher portfolio balances. Additionally, we provisioned $8.7 million, up $1.3 million, on acquired loans, primarily due to impairment of estimated cash flows on certain commercial loans.

•         Total core non-interest income remained approximately level at $19.0 million compared to $18.9 million. Mortgage banking activity increased 34.9% due to increased production, offsetting minor changes in banking service and wealth management.

•         The FDIC indemnification asset amortization declined $1.4 million, to $16.9 million, due to reduced cost recoveries, as previously mentioned. The indemnification asset was $120.6 million at September 30, 2014 versus $143.7 million at June 30, 2014.

•         Non-interest expenses remained approximately level, in line with plans, at $59.6 million compared to $59.8 million.

•         The effective income tax rate declined to 29.05% from 33.25%. The quarter included a $1.0 million benefit from the resolution of a tax position contingency.

September 30, 2014 Balance Sheet Highlights

The following compares data as of September 30, 2014 to June 30, 2014 or for the third quarter of 2014 to the second quarter of 2014 unless otherwise noted.

•         Production of new loans (excluding renewals) increased 9.5%, to $242.6 million. Increases in commercial and mortgage loan volumes more than offset declines in auto and consumer loans.

•         Puerto Rico government related loans and securities fell primarily due to reductions of $17.0 million in central government loans and $10.8 million in loans to municipalities. Year over year, PR government related loans and securities declined 32.3%, from $956.7 million at September 30, 2013.

o   As part of the bank syndicate, OFG agreed during the quarter to extend its credit facility with PREPA to March 31, 2015. The credit was then classified substandard and as TDR. OFG, along with the bank syndicate, retained an outside expert to assist us in the forecast of PREPA cash flows which includes a series of assumptions to build up our own models. Based on the results of our analysis, the loan is being maintained in accrual status requiring no impairment.

•         Average interest earning assets of $6.9 billion declined 0.7%. Originated loans increased 3.3%. Acquired loans and securities declined 7.0% due to the reduction of government loan balances in the 2014 third and second quarters, scheduled maturities, and repayment of acquired loans.

•         Demand deposit and savings account balances increased $29.9 million, to $3.3 billion, equal to 65% of total deposits compared to 64% at the end of last quarter. Higher cost time deposits declined 4.6% due to maturities. Brokered deposits declined 6.8% as this funding was no longer needed.

•         Total stockholders’ equity increased 0.5% to $930.0 million from $925.2 million, reflecting a 6.5% increase in retained earnings that more than offset a decline in other comprehensive income.

Credit Quality Highlights

The following compares data excluding acquired loans for the third quarter 2014 to the second quarter 2014 unless otherwise noted.

•         Net charge offs increased $2.6 million, to $9.0 million, primarily in auto and consumer loans, reflecting trends in Puerto Rico’s economic environment.

•         Nonperforming loans increased $9.9 million, primarily due to incremental entries in the form of repurchases from GSEs and as well as TDRs in mortgages.

•         Allowance for loan and lease losses remained approximately level at $50.3 million compared to $50.6 million.

Capital Position

The following compares data for the third quarter 2014 to the second quarter of 2014.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•         Tangible common equity to total tangible assets increased to 8.81% from 8.70%, based on a 0.8% increase in tangible common equity, to $667.8 million, and a 0.5% decline in tangible assets, to $7.6 billion.

•         Tier 1 risk-based capital ratio increased to 15.99% from 15.49%, based on a 1.2% increase in Tier 1 capital, to $782.8 million, and a 2.0% decline in total risk weighted assets, to $4.9 billion.

•         Total risk-based capital ratio increased to 17.50% from 17.30%, based on a 0.6% decline in total risk-based capital, to $858.4 million, and total risk weighted assets of $4.9 billion.

Conference Call

A conference call to discuss OFG’s results for the third quarter of 2014, outlook and related matters will be held Friday, October 24, 2014 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended September 30, 2014, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 50th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 55 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2014 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4-5
Table 4:	Information on Loan Portfolio and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7-8
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	9-10
Table 7:	Allowance for Loan and Lease Losses	11
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	12
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	13-14
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	15

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (2)
		2014	2014	2014	2013	2013	2014	2013
(Dollars in thousands, except per share data) (unaudited)		Q3	Q2	Q1	Q4	Q3	YTD	YTD
Earnings
Net interest income		$101,871	$106,078	$103,398	$110,671	$99,091	$311,347	$299,001
Non-interest income, net (core)	(3)	18,963	18,885	19,119	17,284	21,874	56,967	68,874
Operating expenses		59,575	59,848	61,404	65,603	63,234	180,827	198,534
Provision for loan and lease losses		17,257	14,815	11,691	12,593	12,974	43,763	60,300
FDIC shared-loss expense, net		16,934	18,355	18,487	20,466	15,965	53,776	48,801
Net income before income taxes		27,530	31,922	35,532	29,608	26,206	94,984	60,129
Effective income tax rate		29.05%	33.25%	33.17%	32.13%	25.13%	32.00%	-30.31%
Net income		19,532	21,309	23,747	20,094	19,621	64,588	78,352
Net income available to common stockholders		$16,067	$17,843	$20,282	$16,628	$16,156	$54,192	$67,956
Common Share Statistics
Earnings per common share - basic	(5)	$0.36	$0.40	$0.45	$0.36	$0.35	$1.20	$1.49
Earnings per common share - diluted	(6)	$0.34	$0.38	$0.42	$0.35	$0.34	$1.14	$1.39
Average common shares outstanding		45,054	45,014	45,329	45,674	45,927	45,131	45,717
Average common shares outstanding and equivalents		52,362	52,352	52,598	52,987	53,322	52,440	53,053
Cash dividends per common share	(21)	$0.08	$0.08	$0.08	$0.08	$0.06	$0.24	$0.18
Book value per common share (period end)		$16.96	$16.87	$16.23	$15.74	$15.63	$16.96	$15.63
Tangible book value per common share (period end)	(7)	$14.82	$14.71	$14.07	$13.60	$13.47	$14.82	$13.47
Balance Sheet (Quarterly Average Balances)
Loans held for investment	(8)	$4,939,895	$5,019,381	$5,007,347	$5,117,939	$5,136,745	$5,003,968	$5,070,775
Interest-earning assets		6,923,410	6,972,134	7,108,864	7,302,708	7,438,957	7,051,558	7,569,249
Total assets		7,646,430	7,736,711	8,041,159	8,326,893	8,424,466	7,806,654	8,594,679
Total deposits		5,113,758	5,218,663	5,334,564	5,537,142	5,654,274	5,221,520	5,628,280
Borrowings		1,457,908	1,470,669	1,632,782	1,742,115	1,734,769	1,519,813	1,930,551
Stockholders' equity		919,804	914,395	894,636	881,131	868,314	909,704	864,820
Common stockholders' equity		753,934	748,525	728,766	715,261	702,444	743,834	698,948
Performance Metrics
Net interest margin	(9)	5.84%	6.10%	5.90%	6.01%	5.28%	5.90%	5.28%
Return on average assets	(10)	1.02%	1.10%	1.18%	0.97%	0.93%	1.10%	1.22%
Return on average tangible common stockholders' equity	(11)	9.78%	10.96%	12.86%	10.78%	10.71%	11.17%	15.12%
Efficiency ratio	(12)	49.30%	47.89%	50.12%	51.27%	52.27%	49.10%	53.97%
Full-time equivalent employees, period end		1,570	1,575	1,546	1,534	1,558	1,570	1,558
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$50,279	$50,638	$49,507	$49,081	$47,573	$50,279	$47,573
Allowance as a % of loans held for investment		1.84%	1.92%	1.95%	2.04%	2.03%	1.84%	2.03%
Net charge-offs	(19)	$8,928	$6,300	$5,199	$5,427	$5,058	$20,427	$40,993
Net charge-off rate	(14)	1.34%	0.96%	0.86%	0.91%	1.02%	0.79%	2.97%
Early delinquency rate (30 - 89 days past due)	(16)	5.20%	4.85%	4.51%	4.97%	4.16%	5.20%	4.16%
Total delinquency rate (30 days and over)	(16)	9.27%	8.61%	8.10%	8.92%	8.04%	9.27%	8.04%
Capital Ratios	(17)
Leverage ratio		10.51%	10.26%	9.51%	9.11%	8.74%	10.51%	8.74%
Tier 1 common ratio		11.86%	11.47%	10.79%	10.44%	10.24%	11.86%	10.24%
Tier 1 risk-based capital ratio		15.96%	15.49%	14.76%	14.35%	14.24%	15.96%	14.24%
Total risk-based capital ratio		17.50%	17.30%	16.56%	16.14%	16.03%	17.50%	16.03%
Tangible common equity ("TCE") ratio		8.81%	8.70%	8.16%	7.71%	7.41%	8.81%	7.41%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations (2)
		Quarter Ended					Nine-Months Ended
		September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data) (unaudited)		2014	2014	2014	2013	2013	2014	2013
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$87,662	$88,064	$85,243	$92,565	$87,655	$260,969	$259,567
Loans covered under shared-loss agreements with the FDIC		20,886	24,879	23,388	25,885	21,657	69,153	65,884
Total interest income from loans		108,548	112,943	108,631	118,450	109,312	330,122	325,451
Investment securities		11,753	12,957	14,443	13,607	11,789	39,153	36,123
Total interest income		120,301	125,900	123,074	132,057	121,101	369,275	361,574
Interest expense:
Deposits
Core deposits		6,410	7,875	7,662	8,834	9,947	21,947	27,117
Brokered deposits		1,251	1,290	1,316	1,387	1,387	3,857	3,639
Total deposits		7,661	9,165	8,978	10,221	11,334	25,804	30,756
Borrowings		10,769	10,657	10,698	11,165	10,676	32,124	31,817
Total interest expense		18,430	19,822	19,676	21,386	22,010	57,928	62,573
Net interest income		101,871	106,078	103,398	110,671	99,091	311,347	299,001
Provision for loan and lease losses, excluding acquired loans		8,569	7,431	5,625	6,934	6,930	21,625	48,645
Provision for acquired loan and lease losses	(1)	8,688	7,384	6,066	5,659	6,044	22,138	11,655
Total provision for loan and lease losses, net		17,257	14,815	11,691	12,593	12,974	43,763	60,300
Net interest income after provision for loan and lease losses		84,614	91,263	91,707	98,078	86,117	267,584	238,701
Non-interest income:
Banking service revenues		9,753	9,995	10,557	7,748	12,146	30,305	36,491
Wealth management revenues		7,113	7,336	6,867	7,839	7,394	21,316	23,084
Mortgage banking activities		2,097	1,554	1,695	1,697	2,334	5,346	9,299
Total banking and financial services revenues		18,963	18,885	19,119	17,284	21,874	56,967	68,874
FDIC shared-loss expense, net		(16,934)	(18,355)	(18,487)	(20,466)	(15,965)	(53,776)	(48,801)
Net gain (loss) on:
Sales of securities and derivative activities		76	(511)	4,179	57	(1,152)	3,744	(2,154)
Early extinguishment of borrowings		-	-	-	-	-	-	1,061
Other	(18)	386	488	418	258	(1,434)	1,292	982
Total non-interest income (loss), net		2,491	507	5,229	(2,867)	3,323	8,227	19,962
Non-interest expense:
Compensation and employee benefits		18,592	20,707	21,787	22,030	22,590	61,086	69,927
Rent and occupancy costs		8,770	8,605	8,309	8,856	8,270	25,684	25,552
Merger and restructuring charges	(4)	-	-	-	4,600	2,252	-	13,060
General and administrative expenses		32,213	30,536	31,308	30,117	30,122	94,057	89,995
Total non-interest expense		59,575	59,848	61,404	65,603	63,234	180,827	198,534
Income before income taxes		27,530	31,922	35,532	29,608	26,206	94,984	60,129
Income tax expense (benefit)		7,998	10,613	11,785	9,514	6,585	30,396	(18,223)
Net income		19,532	21,309	23,747	20,094	19,621	64,588	78,352
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,838)	(1,838)	(1,838)	(1,838)	(5,514)	(5,513)
Other preferred stock		(1,627)	(1,628)	(1,627)	(1,628)	(1,627)	(4,882)	(4,883)
Net income available to common shareholders		$16,067	$17,843	$20,282	$16,628	$16,156	$54,192	$67,956

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (2)
		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2014	2014	2014	2013	2013
Cash and cash equivalents		$704,146	$611,655	$639,806	$703,468	$657,520
Securities purchased under agreements to resell		-	-	-	60,000	85,000
Investments:
Trading securities		1,687	1,613	1,910	1,869	2,124
Investment securities available-for-sale, at fair value, with amortized cost of $1,249,769
(June 30, 2014 - $1,385,438; March 31, 2014 - $1,437,106; December 31, 2013 - $1,575,043;
September 30, 2013 - $1,654,133)
Mortgage-backed securities		1,247,161	1,314,677	1,334,865	1,439,539	1,526,485
Other investment securities		26,718	104,281	120,820	148,886	150,763
Total investment securities available-for-sale		1,273,879	1,418,958	1,455,685	1,588,425	1,677,248
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $144,217
(June 30, 2014 - $26,844)		144,305	26,706	-	-	-
Federal Home Loan Bank (FHLB) stock, at cost		21,189	24,381	24,430	24,450	24,470
Other investments		65	65	65	65	65
Total investments		1,441,125	1,471,723	1,482,090	1,614,809	1,703,907
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies		626,831	655,429	718,823	695,996	810,391
Other Commercial Loans		1,211,526	1,198,618	1,178,287	1,180,886	1,166,950
		1,838,357	1,854,047	1,897,110	1,876,882	1,977,341
Mortgage		1,461,294	1,480,070	1,485,604	1,484,168	1,472,824
Consumer		259,636	254,966	247,851	247,539	253,754
Auto and Leasing		1,030,449	1,054,945	1,058,694	1,060,603	1,065,749
Total loans receivable not covered under shared-loss agreements with the FDIC, gross		4,589,736	4,644,028	4,689,259	4,669,192	4,769,668
Less: Deferred loan costs (fees), net		3,575	3,236	2,318	1,035	120
Total loans receivable not covered under shared-loss agreements with the FDIC		4,593,311	4,647,264	4,691,577	4,670,227	4,769,788
Allowance for loan and lease losses on non-covered loans		(64,859)	(60,360)	(56,183)	(54,298)	(49,614)
Loans receivable held for investment, net		4,528,452	4,586,904	4,635,394	4,615,929	4,720,174
Mortgage loans held for sale	(13)	16,757	14,792	19,355	46,529	47,085
Total loans not covered under shared-loss agreements with the FDIC, net		4,545,209	4,601,696	4,654,749	4,662,458	4,767,259

Loans covered under shared-loss agreements with the FDIC		373,920	393,859	402,263	409,690	418,119
Allowance for loan and lease losses on covered loans		(62,227)	(59,515)	(54,398)	(52,729)	(56,555)
Loans covered under shared-loss agreements with the FDIC, net		311,693	334,344	347,865	356,961	361,564
Total loans, net		4,856,902	4,936,040	5,002,614	5,019,419	5,128,823
Other assets:
FDIC shared-loss indemnification asset		120,619	143,660	166,194	189,240	225,581
Derivative assets		8,445	9,558	15,861	20,502	21,345
Prepaid expenses		18,375	17,422	15,531	15,439	16,967
Deferred tax asset, net		121,217	123,298	127,657	137,564	147,968
Foreclosed real estate and repossessed properties		122,297	119,110	110,849	102,607	94,086
Premises and equipment, net		82,099	82,167	83,029	82,903	83,145
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets		112,045	109,443	125,938	125,995	147,487
Total assets		$7,673,339	$7,710,145	$7,855,638	$8,158,015	$8,397,898

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued) (2)
		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2014	2014	2014	2013	2013
Deposits:
Demand deposits		$2,132,073	$2,135,369	$2,188,458	$2,138,005	$2,177,120
Savings accounts		1,169,330	1,136,155	1,172,117	1,096,271	987,371
Time deposits		1,098,128	1,151,234	1,227,504	1,320,875	1,651,303
Brokered deposits		669,644	718,475	712,913	828,114	794,672
Total deposits		5,069,175	5,141,233	5,300,992	5,383,265	5,610,466
Borrowings:
Securities sold under agreements to repurchase		1,012,228	1,012,233	1,012,240	1,267,618	1,267,423
Advances from FHLB and other borrowings		338,659	364,077	339,397	339,806	340,010
Federal funds purchased		-	-	23,712	-	13,202
Subordinated capital notes		101,190	100,797	100,404	100,010	99,486
Total borrowings		1,452,077	1,477,107	1,475,753	1,707,434	1,720,121
Other liabilities:
Securities purchased but not yet received		30,057	-	-	-	-
Derivative liabilities		11,414	13,617	13,830	14,937	16,741
Acceptances outstanding		21,077	17,581	28,152	23,042	31,881
Accrued expenses and other liabilities		159,541	135,405	140,420	144,424	138,963
Total liabilities		6,743,341	6,784,943	6,959,147	7,273,102	7,518,172
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,761	52,730	52,714	52,707	52,691
Additional paid-in capital		539,522	538,936	538,287	538,071	538,231
Legal surplus		68,437	66,438	64,292	61,957	59,867
Retained earnings		170,519	160,055	147,919	133,629	122,747
Treasury stock, at cost	(22)	(90,652)	(90,712)	(90,743)	(80,642)	(80,642)
Accumulated other comprehensive income, net		13,411	21,755	8,022	3,191	10,832
Total stockholders' equity		929,998	925,202	896,491	884,913	879,726
Total liabilities and stockholders' equity		$7,673,339	$7,710,145	$7,855,638	$8,158,015	$8,397,898

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2014	2014	2014	2013	2013
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,660,521	$1,804,645	$1,900,112	$1,998,913	$2,091,796
Period-end carrying amount		1,577,545	1,676,677	1,754,041	1,832,213	1,904,324
Average carrying amount		1,636,983	1,720,553	1,805,535	1,881,377	2,155,889
Accounted for under ASC 310-20
Period-end unpaid principal balance		280,389	318,970	381,405	420,646	494,286
Period-end carrying amount		285,076	326,602	392,491	435,439	517,842
Average carrying amount		298,262	340,940	424,766	482,396	628,363
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		648,995	707,120	750,781	812,672	861,900
Period-end carrying amount		311,693	334,344	347,865	356,961	361,564
Average carrying amount		331,778	343,351	355,531	358,158	366,703

Total acquired loans
Period-end unpaid principal balance		2,589,905	2,830,735	3,032,298	3,232,231	3,447,982
Period-end carrying amount		2,174,314	2,337,623	2,494,397	2,624,613	2,783,730
Average carrying amount		2,267,023	2,404,844	2,585,832	2,721,931	3,150,955

Non-acquired loans held for investment:
Period-end unpaid principal balance		2,749,421	2,659,198	2,558,795	2,496,751	2,438,310
Period-end carrying amount		2,727,115	2,640,749	2,542,727	2,401,540	2,347,502
Average carrying amount		2,672,872	2,614,537	2,421,514	2,396,008	1,985,790

Total loans
Period-end unpaid principal balance		$5,339,326	$5,489,933	$5,591,093	$5,728,982	$5,886,292
Period-end carrying amount		4,901,429	4,978,372	5,037,124	5,026,153	5,131,232
Average carrying amount		4,939,895	5,019,381	5,007,347	5,117,939	5,136,745

		2014	2014	2014	2013	2013
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Quarterly loan production	(15)
Mortgage		$55,299	$51,999	$50,843	$67,535	$60,676
Commercial		90,067	45,432	39,769	156,898	365,300
Consumer		28,689	34,530	27,796	23,604	28,586
Auto and Leasing		68,519	89,630	93,750	84,639	94,967
Total		$242,574	$221,591	$212,158	$332,676	$549,529

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2014 Q3			2014 Q2			2014 Q1			2013 Q4			2013 Q3
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$593,391	$316	0.21%	$559,230	$351	0.25%	$482,497	$283	0.24%	$532,753	$366	0.27%	$538,094	$241	0.18%
Investment securities	1,390,124	11,437	3.26%	1,393,523	12,606	3.63%	1,619,020	14,160	3.55%	1,652,016	13,241	3.18%	1,764,118	11,548	2.60%
Loans
Non-acquired loans	2,672,872	44,706	6.64%	2,614,537	43,083	6.61%	2,421,514	39,003	6.53%	2,396,008	37,543	6.22%	1,985,790	30,681	6.13%
Acquired loans accounted for under ASC 310-30	1,636,983	38,340	9.29%	1,720,553	39,714	9.26%	1,805,535	40,269	9.05%	1,881,377	48,731	10.28%	2,155,889	48,350	8.90%
Acquired loans accounted for under ASC 310-20	298,262	4,616	6.14%	340,940	5,267	6.20%	424,766	5,971	5.70%	482,396	6,291	5.17%	628,363	8,624	5.45%
Loans not covered under shared-loss agreements with the FDIC	4,608,117	87,662	7.55%	4,676,030	88,064	7.55%	4,651,816	85,243	7.43%	4,759,781	92,565	7.72%	4,770,042	87,655	7.29%
Loans covered under shared-loss agreements with the FDIC	331,778	20,886	24.98%	343,351	24,879	29.06%	355,531	23,388	26.68%	358,158	25,885	28.67%	366,703	21,657	23.43%
Total loans	4,939,895	108,548	8.72%	5,019,381	112,943	9.03%	5,007,347	108,631	8.80%	5,117,939	118,450	9.18%	5,136,745	109,312	8.44%
Total interest-earning assets	$6,923,410	$120,301	6.89%	$6,972,134	$125,900	7.24%	$7,108,864	$123,074	7.02%	$7,302,708	$132,057	7.17%	$7,438,957	$121,101	6.46%

Interest bearing liabilities:
Deposits
Demand deposits	$2,130,457	$1,817	0.34%	$2,147,931	$2,208	0.41%	$2,160,959	$2,324	0.44%	$2,194,780	$2,665	0.48%	$2,238,164	$2,778	0.49%
Savings accounts	1,154,712	1,780	0.61%	1,168,911	2,192	0.75%	1,128,703	2,296	0.82%	1,058,152	2,347	0.88%	941,892	2,313	0.97%
Time deposits	1,128,333	3,769	1.33%	1,192,447	3,972	1.34%	1,293,344	4,405	1.38%	1,512,962	5,553	1.46%	1,674,495	6,530	1.55%
Brokered deposits	700,256	1,400	0.79%	709,374	1,468	0.83%	751,558	1,516	0.82%	771,248	1,610	0.83%	799,723	1,679	0.83%
	5,113,758	8,766	0.68%	5,218,663	9,840	0.76%	5,334,564	10,541	0.80%	5,537,142	12,175	0.87%	5,654,274	13,300	0.93%
Fair value premium amortization and core deposit intangible amortization	-	(1,105)	-	-	(675)	-	-	(1,563)	-	-	(1,954)	-	-	(1,966)	-
Total deposits	5,113,758	7,661	0.59%	5,218,663	9,165	0.70%	5,334,564	8,978	0.68%	5,537,142	10,221	0.73%	5,654,274	11,334	0.80%
Borrowings
Securities sold under agreements to repurchase	1,010,000	7,453	2.93%	1,010,000	7,372	2.93%	1,156,747	7,411	2.60%	1,265,000	7,680	2.41%	1,268,544	7,211	2.26%
Advances from FHLB and other borrowings	346,977	2,314	2.65%	360,130	2,289	2.55%	375,862	2,295	2.48%	377,422	2,344	2.46%	366,964	2,321	2.51%
Subordinated capital notes	100,931	1,002	3.94%	100,539	996	3.97%	100,173	992	4.02%	99,693	1,141	4.54%	99,261	1,144	4.57%
Total borrowings	1,457,908	10,769	2.93%	1,470,669	10,657	2.91%	1,632,782	10,698	2.66%	1,742,115	11,165	2.54%	1,734,769	10,676	2.44%
Total interest-bearing liabilities	$6,571,666	$18,430	1.11%	$6,689,332	$19,822	1.19%	$6,967,346	$19,676	1.15%	$7,279,257	$21,386	1.17%	$7,389,043	$22,010	1.18%
Interest rate spread		$101,871	5.78%		$106,078	6.05%		$103,398	5.87%		$110,671	6.00%		$99,091	5.28%
Net interest margin			5.84%			6.10%			5.90%			6.01%			5.28%

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2014 YTD			2013 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$580,872	$950	0.22%	$562,961	$791	0.19%
Investment securities	1,466,718	38,203	3.48%	1,935,513	35,332	2.44%
Loans
Non-acquired loans	2,584,905	126,721	6.55%	1,379,302	74,418	7.21%
Acquired loans accounted for under ASC 310-30	1,720,408	118,322	9.20%	2,358,392	150,446	8.53%
Acquired loans accounted for under ASC 310-20	355,190	15,926	5.99%	955,730	34,702	4.85%
Loans not covered under shared-loss agreements with the FDIC	4,660,503	260,969	7.49%	4,693,425	259,566	7.39%
Loans covered under shared-loss agreements with the FDIC	343,465	69,153	26.92%	377,350	65,884	23.34%
Total loans	5,003,968	330,122	8.82%	5,070,775	325,450	8.58%
Total interest-earning assets	$7,051,558	$369,275	7.00%	$7,569,249	$361,573	6.39%

Interest bearing liabilities:
Deposits
Demand deposits	$2,146,337	$6,349	0.40%	$2,204,418	$8,486	0.51%
Savings accounts	1,150,871	6,268	0.73%	900,208	7,134	1.06%
Time deposits	1,204,104	12,147	1.35%	1,685,738	20,466	1.62%
Brokered deposits	720,208	4,384	0.81%	837,916	5,458	0.87%
	5,221,520	29,148	0.75%	5,628,280	41,544	0.99%
Fair value premium amortization and core deposit intangible amortization	-	(3,344)	-	-	(10,788)	-
Total deposits	5,221,520	25,804	0.66%	5,628,280	30,756	0.73%
Borrowings
Securities sold under agreements to repurchase	1,058,378	22,238	2.81%	1,382,670	21,569	2.09%
Advances from FHLB and other borrowings	360,884	6,896	2.55%	434,188	6,274	1.93%
Subordinated capital notes	100,551	2,990	3.98%	113,693	3,973	4.67%
Total borrowings	1,519,813	32,124	2.83%	1,930,551	31,816	2.20%
Total interest-bearing liabilities	$6,741,333	$57,928	1.15%	$7,558,831	$62,572	1.11%
Interest rate spread		$311,347	5.85%		$299,001	5.28%
Net interest margin			5.90%			5.28%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2014	2014	2014	2013	2013
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs	$1,563	$987	$1,214	$3,102	$1,758
Recoveries	(138)	(88)	(148)	(6)	-
Total mortgage	1,425	899	1,066	3,096	1,758
Commercial:
Charge-offs	1,081	543	419	211	2,234
Recoveries	(56)	(115)	(98)	(91)	(28)
Total commercial	1,025	428	321	120	2,206
Consumer:
Charge-offs	1,585	1,397	838	451	465
Recoveries	(66)	(244)	(147)	(23)	(37)
Total consumer	1,519	1,153	691	428	428
Auto and Leasing:
Charge-offs	7,393	5,956	4,645	2,496	1,305
Recoveries	(2,434)	(2,136)	(1,524)	(713)	(639)
Total auto and leasing	4,959	3,820	3,121	1,783	666
Total	$8,928	$6,300	$5,199	$5,427	$5,058
Net Charge-off Rates
Mortgage	0.72%	0.46%	0.57%	1.66%	0.92%
Commercial	0.34%	0.14%	0.11%	0.04%	1.04%
Consumer	3.77%	3.13%	2.16%	1.46%	1.75%
Auto and Leasing	3.73%	3.15%	2.99%	2.02%	0.98%
Total	1.34%	0.96%	0.86%	0.91%	1.02%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation	$751,040	$749,676	$746,868	$731,345	$714,568
GNMA's buy-back option program	40,066	38,329	35,282	34,920	32,511
Total mortgage	791,106	788,005	782,150	766,265	747,079
Commercial	1,217,235	1,183,172	1,170,145	1,127,657	1,173,212
Consumer	175,882	161,538	142,492	127,744	113,509
Auto and Leasing	542,892	508,034	447,940	379,874	313,702
Total	$2,727,115	$2,640,749	$2,542,727	$2,401,540	$2,347,502
Average Loans Held For Investment
Mortgage	$789,204	$773,425	$753,248	$744,989	$763,929
Commercial	1,190,607	1,209,346	1,121,953	1,180,142	852,395
Consumer	161,147	147,230	128,239	117,391	97,738
Auto and Leasing	531,914	484,536	418,074	353,486	271,727
Total	$2,672,872	$2,614,537	$2,421,514	$2,396,008	$1,985,790

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2014	2014	2014	2013	2013
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Early Delinquency (30 - 89 days past due)
Mortgage	(16)	$76,236	$70,453	$67,016	$72,028	$69,919
Commercial		2,776	4,258	2,419	9,581	4,560
Consumer		3,287	2,797	2,995	2,665	1,983
Auto and Leasing		59,493	50,667	42,347	34,968	21,186
Total		$141,792	$128,175	$114,777	$119,242	$97,648
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(16)	9.64%	8.94%	8.57%	9.40%	9.36%
Commercial		0.23%	0.36%	0.21%	0.85%	0.39%
Consumer		1.87%	1.73%	2.10%	2.09%	1.75%
Auto and Leasing		10.96%	9.97%	9.45%	9.21%	6.75%
Total		5.20%	4.85%	4.51%	4.97%	4.16%
Total Delinquency (30 days and over past due)
Mortgage:	(16)
Traditional, Non traditional, and Loans under Loss Mitigation		$128,556	$115,180	$107,908	$111,263	$102,672
GNMA's buy-back option program		40,066	38,329	35,282	34,920	32,511
Total mortgage		168,622	153,509	143,190	146,183	135,183
Commercial		12,109	12,437	10,865	24,738	27,249
Consumer		4,365	3,923	3,674	3,315	2,408
Auto and Leasing		67,772	57,620	48,219	40,057	23,822
Total		$252,868	$227,489	$205,948	$214,293	$188,662
Total Delinquency Rates (30 days and over past due)
Mortgage:	(16)
Traditional, Non traditional, and Loans under Loss Mitigation		16.25%	14.62%	13.80%	14.52%	13.74%
GNMA's buy-back option program		5.06%	4.86%	4.51%	4.56%	4.35%
Total mortgage		21.31%	19.48%	18.31%	19.08%	18.09%
Commercial		0.99%	1.05%	0.93%	2.19%	2.32%
Consumer		2.48%	2.43%	2.58%	2.60%	2.12%
Auto and Leasing		12.48%	11.34%	10.76%	10.54%	7.59%
Total		9.27%	8.61%	8.10%	8.92%	8.04%
Nonperforming Assets	(20)
Mortgage	(16)	$67,028	$57,314	$51,728	$51,058	$45,596
Commercial		22,290	23,506	23,792	22,830	30,838
Consumer		1,241	1,454	1,084	805	490
Auto and Leasing		9,008	7,300	6,047	5,089	2,661
Total nonperforming loans		99,567	89,574	82,651	79,782	79,585
Foreclosed real estate		13,608	13,920	14,592	16,009	19,164
Other repossessed assets		9,914	7,317	5,542	3,266	605
Mortgage loans held for sale		-	-	1,554	-	654
Total nonperforming assets		$123,089	$110,811	$104,339	$99,057	$100,008
Nonperforming Loan Rates
Mortgage	(16)	8.47%	7.27%	6.61%	6.66%	6.10%
Commercial		1.83%	1.99%	2.03%	2.02%	2.63%
Consumer		0.71%	0.90%	0.76%	0.63%	0.43%
Auto and Leasing		1.66%	1.44%	1.35%	1.34%	0.85%
Total loans		3.65%	3.39%	3.25%	3.32%	3.39%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended September 30, 2014
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Non-acquired loans
Balance at beginning of period	$19,062	$12,423	$7,887	$11,127	$139	$50,638
Provision (recapture) for loan and lease losses	1,235	(2,286)	2,341	7,236	43	8,569
Charge-offs	(1,563)	(1,081)	(1,585)	(7,393)	-	(11,622)
Recoveries	138	56	66	2,434	-	2,694
Balance at end of period	$18,872	$9,112	$8,709	$13,404	$182	$50,279
Allowance coverage ratio	2.39%	$0.75%	$4.95%	$2.47%	$0.01%	$1.84%

Acquired
Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$-	$6,216	$62	$-	$-	$6,278
Provision (recapture) for loan and lease losses, net	-	3,899	(57)	-	-	3,842
Balance at end of period	-	$10,115	$5	$-	$-	$10,120

Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$464	$338	$2,642	$-	$3,444
Provision (recapture) for loan and lease losses		(1)	1,986	1,746	-	3,731
Charge-offs		(228)	(1,432)	(1,748)	-	(3,408)
Recoveries		35	139	519	-	693
Balance at end of period		$270	$1,031	$3,159	$-	$4,460

Total non-covered loans
Balance at beginning of period	$19,062	$19,103	$8,287	$13,769	$139	$60,360
Provision for loan and lease losses	1,235	1,612	4,270	8,982	43	16,142
Charge-offs	(1,563)	(1,309)	(3,017)	(9,141)	-	(15,030)
Recoveries	138	91	205	2,953	-	3,387
Balance at end of period	$18,872	$19,497	$9,745	$16,563	$182	$64,859

Covered loans
Balance at beginning of period	$14,924	$43,976	$615	$-	$-	$59,515
Provision (recapture) for loan and lease losses, net	(165)	1,461	(181)	-	-	1,115
FDIC shared-loss portion of provision for covered loan and lease losses, net	493	1,149	(45)	-	-	1,597
Balance at end of period	$15,252	$46,586	$389	$-	$-	$62,227

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended September 30, 2014
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$269,105	$70,491	$30,672	$64,620	$9,718	$444,606
Accretion	(9,627)	(12,575)	(5,929)	(8,825)	(1,384)	(38,340)
Transfers (to) from non-accretable discount	-	1,137	(3,549)	237	40	(2,135)
Balance at end of period	$259,478	$59,053	$21,194	$56,032	$8,374	$404,131

Non-Accretable Discount
Balance at beginning of period	$455,789	$41,050	$5,388	$27,279	$25,218	$554,724
Principal losses	(15,802)	(4,215)	(8,937)	(2,800)	(1,119)	(32,873)
Transfers from (to) accretable yield	-	(1,137)	3,549	(237)	(40)	2,135
Balance at end of period	$439,987	$35,698	$-	$24,242	$24,059	$523,986

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$50,586	$70,227	$-	$5,100	$2,148	$128,061
Accretion	(3,882)	(13,044)	(1,056)	(2,500)	(404)	(20,886)
Transfers from (to) non-accretable discount	-	698	1,056	305	750	2,809
Balance at end of period	$46,704	$57,881	$-	$2,905	$2,494	$109,984

Non-Accretable Discount
Balance at beginning of period	$29,859	$46,596	$-	$-	$8,769	$85,224
Principal losses	(888)	(5,648)	1,056	305	700	(4,475)
Transfers (to) from accretable yield	-	(698)	(1,056)	(305)	(750)	(2,809)
Balance at end of period	$28,971	$40,250	$-	$-	$8,719	$77,940

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2014	2014	2014	2013	2013
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$919,804	$914,395	$894,636	$881,131	$868,314
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$753,934	$748,525	$728,766	$715,261	$702,444
Less: Average intangible assets	(96,712)	(97,252)	(97,792)	(98,367)	(99,048)
Average tangible common equity	$657,222	$651,273	$630,974	$616,894	$603,396
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$929,998	$925,202	$896,491	$884,913	$879,726
Less: Intangible assets	(96,354)	(96,896)	(97,439)	(97,981)	(98,625)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$667,774	$662,436	$633,182	$621,062	$615,231

Common stock outstanding at end of period	45,060	45,023	45,004	45,677	45,661
Tangible book value	$14.82	$14.71	$14.07	$13.60	$13.47
Total Assets to Tangible Assets
Total assets	$7,673,339	$7,710,145	$7,855,638	$8,158,015	$8,397,898
Less: Intangible assets	(96,354)	(96,896)	(97,439)	(97,981)	(98,625)
Tangible assets	$7,576,985	$7,613,249	$7,758,199	$8,060,034	$8,299,273
Non-GAAP TCE Ratio
Tangible common equity	$667,774	$662,436	$633,182	$621,062	$615,231
Tangible assets	7,576,985	7,613,249	7,758,199	8,060,034	8,299,273
TCE ratio	8.81%	8.70%	8.16%	7.71%	7.41%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2014	2014	2014	2013	2013
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Regulatory Capital Ratios
Total stockholders' equity	$929,998	$925,202	$896,491	$884,913	$879,726
Less: Unrealized gains on available-for-sale securities, net of income tax	(20,318)	(29,759)	(16,034)	(11,434)	(20,324)
Unrealized losses on cash flow hedges, net of income tax	6,907	8,004	8,013	8,243	9,492
Disallowed goodwill and other intangible assets	(96,354)	(96,896)	(97,439)	(97,981)	(98,625)
Disallowed deferred tax assets	(71,037)	(66,362)	(79,016)	(80,430)	(89,275)
Disallowed servicing assets	(1,399)	(1,365)	(1,397)	(1,380)	(1,365)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tier 1 common equity capital	581,927	572,954	544,748	536,061	513,759
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	782,797	773,824	745,618	736,931	714,629
Plus: Long-term debt qualifying as Tier 2 capital	13,400	26,800	26,800	26,800	26,800
Qualifying allowance for loan and lease losses	62,159	63,166	63,749	64,746	63,292
Tier 2 capital	75,559	89,966	90,549	91,546	90,092
Total risk-based capital	$858,356	$863,791	$836,168	$828,477	$804,721

Risk-weighted assets	$4,905,814	$4,994,378	$5,050,672	$5,134,538	$5,019,563

Leverage ratio	10.51%	10.26%	9.51%	9.11%	8.74%
Tier 1 common ratio	11.86%	11.47%	10.79%	10.44%	10.24%
Tier 1 risk-based capital ratio	15.96%	15.49%	14.76%	14.35%	14.24%
Total risk-based capital ratio	17.50%	17.30%	16.56%	16.14%	16.03%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(3)	Total banking and financial services revenues.
(4)

Results include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 was $17.5 million.

(5)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(6)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and financial services revenues for the period.

(13)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(14)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(15)	Production of new loans (excluding renewals).
(16)	During Q1 2014, the Company changed its methodology for determining mortgage delinquency from calendar days to missed installments.
(17)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(18)	Results for Q3 2013 includes $1.4 million loss from the sale of Oriental non-acquired non-performing residential mortgage loans held-for-sale.
(19)	Results for 2013 YTD includes $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(20)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(21)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.08 per share during Q4 2013.
(22)	During Q1 2014, the Company purchased 707,400 shares under the current stock repurchase program for a total of $10.4 million, at an average price of $14.66 per share.